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                                                                    EXHIBIT 99.1

                   CERTIFICATE OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the "Periodic Report"), I, Dan F. Smith, President and Chief Executive Officer of Lyondell Chemical Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or 78o(d)); and

(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Lyondell Chemical Company.

Date: November 13, 2002                    /s/ Dan F. Smith
                                           --------------------------
                                           Dan F. Smith
                                           President and Chief Executive Officer